Cordia Completes Asset Purchase
with TSI Prepaid LLC

Acquires Distribution Business Selling Communications Products and Services Through More than 7,000 Retail Locations

Provides New Distribution Channel for Cordia’s Services and Diversifies Business with Addition of Calling Cards and other Prepaid Products and Services

Expected to Increase Cordia’s Annual Revenues to Approximately $90,000,000

Winter Garden, Florida – June 5, 2008 – Cordia Corporation (OTCBB: CORG), a global communications service provider of traditional CLEC and Voice over Internet Protocol (“VoIP”) technologies announced today that its subsidiary, Cordia Prepaid Corp., has completed an asset purchase agreement with TSI Prepaid LLC. The purchase by Cordia is expected to boost its revenues to approximately $90,000,000 and add a retail distribution network that reaches approximately 7,000 locations through which it plans to offer its domestic and international telecom products. Mohammed Markatia, who is the founder and CEO of TSI Prepaid LLC, will be joining Cordia as the President and CEO of its new business unit, Cordia Prepaid Corp.

In addition, Peter M. Vita, one of the founders of PT-1 Communications, Inc., will join Cordia and head up the Cordia Advanced Product Services division. Mr. Vita was the former President and a Director of PT-1 Communications Inc., which was founded in 1995 and sold in 1999 after it had grown to more than $500 million in revenues.

“We are pleased to announce the closing of this strategic transaction,” said Kevin Griffo, President of Cordia Corporation. “This important acquisition will both expand and diversify our revenue stream and add an extensive retail distribution channel. Marketing through retail locations will allow us to greatly increase the number of potential customers we can reach with our products and services.”

Mr. Griffo further stated, “We look forward to Mohammed, Peter and TSI’s regional management teams joining Cordia. As a group, they are one of the most experienced and successful teams in the retail distribution of communications products and services. We have identified many synergies between our two businesses that will allow us to expand our set of products and services while supporting the rapid growth of our newly acquired distribution network.”

Mohammed Markatia stated, “As we join Cordia’s team, we are taking a giant step in the evolution of our business. With network, service development and customer service operations throughout the U.S., Asia, Brazil, India and the Philippines, Cordia can provide us with unique opportunities to create VoIP, local wireline, long distance, wireless and calling card products that we can market through our distribution network. In addition, with Cordia’s support, we look forward to rapidly expanding our domestic distribution network and establishing our distribution model in selective international markets.”

About Cordia Corporation

Cordia Corporation, through its operating subsidiaries, Cordia Communications Corp., CordiaIP Corp., Cordia Prepaid Corp., My Tel Co, Inc., Northstar Telecom, Inc., and Cordia International Corp. offers business, residential, and wholesale customers local and long distance telecommunications services in more than sixty (60) countries utilizing traditional wireline and Voice over Internet Protocol (“VoIP”) technologies.  In addition, Cordia develops and provides a suite of proprietary web-based billing software and outsourced services to local, long distance and VoIP telecommunications providers.

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

     Cordia Corporation

     Kevin Griffo, 866-777-7777

     kgriffo@cordiacorp.com